INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-70963 of COLI VUL-2 Series Account of Great-West Life & Annuity Insurance Company on Form N-6 of our report dated March 12, 2004 on the financial statements of COLI VUL-2 Series Account and our report dated February 25, 2004 on the consolidated financial statements of Great-West Life & Annuity Insurance Company and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Denver, Colorado
April 28, 2004